April 5, 2021 Initial Preliminary Data from Ongoing SWORD-1 Phase 1/2 Study of TPX-0046 Exhibit 10.1

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3 Compact macrocycle with a small binding interface Potently inhibits wildtype RET and multiple RET mutations in cellular assays, demonstrates tumor regression in xenograft models VEGF sparing, potential to provide improved safety over approved agents Potential opportunity in TKI-naïve and TKI-pretreated patients following selective RET TKIs Retevmo and Gavreto, where there is no approved targeted therapy TPX-0046 is a Potent Next Generation RET Tyrosine Kinase Inhibitor

Current SWORD-1 Phase 1/2 Study Design of TPX-0046 in Patients with Advanced Solid Tumors Harboring RET Fusion or Mutation

Population

- Adults with advanced solid tumors
- RET fusion or mutation assessed by local testing
- No limit on # of prior therapies
- Prior RET TKI allowed
- ECOG Performance Status 0 or 1
- Asymptomatic CNS disease allowed

Design

- 3+3 with expansion allowed at doses where clinical activity is observed
- Response evaluation by RECIST v1.1

Phase 1 Dose Escalation (n=21)

Doses evaluated from 16 Dec 2019 to 10 Mar 2021
Dose evaluation ongoing

- 10 mg QD, N=3
- 30 mg QD, N=5
- 20 mg QD, N=4; 10 mg BID, N=4
- 20 mg → 30mg QD, N=3; 20 mg BID, N=2

→ RP2D

Phase 2 (n~300)

- *RET* Fusion+ NSCLC, RET TKI-Naïve
- *RET* Fusion+ NSCLC, 1 Prior RET TKI Treated
- *RET* Mutation+ Medullary Thyroid Carcinoma, RET TKI-Naïve
- *RET* Mutation+ Medullary Thyroid Carcinoma, 1 Prior RET TKI Treated
- *RET* Fusion or Mutation+ Other Solid Tumors, RET TKI-Naïve
- *RET* Fusion or Mutation+ Other Solid Tumors, RET TKI-Pretreated

Primary Objectives:
Evaluate safety/tolerability and determine maximum tolerated dose (MTD) and/or recommended Phase 2 dose (RP2D)

4

5 Enrolled Subjects N=21 10 NSCLC, 11 MTC Evaluable Subjectsa N=14b TKI-Naïve (N=5) 3 NSCLC 2 MTC TKI-Pretreated (N=9) 4 NSCLC 5 MTC NSCLC: non-small cell lung cancer; MTC: medullary thyroid carcinoma; TKI: tyrosine kinase inhibitor Data Cutoff Date: March 10, 2021 a Patients with baseline measurable disease, received at least one dose of study drug, and at least one post-baseline assessment per RECIST v1.1 b As of data cut-off date, 5 patients off treatment and 2 patients on treatment awaiting first post-baseline assessment Subject Disposition

Demographics and Baseline Characteristics 6 * Selective TKI includes selpercatinib or pralsetinib TKI: tyrosine kinase inhibitor; NSCLC: non-small cell lung cancer; MTC: medullary thyroid carcinoma. Data Cutoff Date: March 10, 2021

TPX-0046 Preliminary Safety Summary TPX-0046 has been generally well tolerated Most AEs were Grade 1 or 2 Most common TEAE was dizziness Infrequent dose modifications due to TEAE 4 (19%) patients with TEAEs that led to dose reduction 2 (10%) patients with TEAEs that led to drug discontinuation MTD not reached; 1 DLT at 30 mg QD* No treatment related Grade≥3 ALT/AST elevation No treatment related hypertension, hemorrhagic events, QT prolongation, or ILD/pneumonitis of any Grade Median duration of treatment: 7.9 weeks (range 1.6 – 51.0+ weeks) 7 TEAE: treatment emergent adverse event; TRAE: treatment related adverse event; MTD: maximum tolerated dose; DLT: dose-limiting toxicity. Data Cutoff Date: March 10, 2021 * DLT was reported as treatment related Grade 2 gait disturbance.

TPX-0046 Preliminary Efficacy by Investigator Assessment 8 Of 5 RET TKI-naïve patients: 2 with confirmed PRs at 30 mg QD (DORs: 5.6 and 5.8+ months) Of 9 RET TKI-pretreated patients: 2 have stable disease with tumor reductions of -27% and -17% Both patients remained on treatment awaiting next scan TKI: tyrosine kinase inhibitor; NSCLC: non-small cell lung cancer; MTC: medullary thyroid carcinoma; DOR: duration of response. Data Cutoff Date: March 10, 2021 # Patients remained on treatment

TPX-0046 Preliminary Efficacy by Investigator Assessment TKI-Pretreated Patients 9 Of 9 RET TKI-pretreated patients: 4 received 1 prior selective TKI 3 received 3 or more prior TKIs 2 received 2 prior TKIs TKI: tyrosine kinase inhibitor; NSCLC: non-small cell lung cancer; MTC: medullary thyroid carcinoma; DOR: duration of response. Data Cutoff Date: March 10, 2021 # Patients remained on treatment Treated with 1 prior selective RET TKI

TPX-0046 Duration of Treatment 10 PR: partial response; PD: progressive disease; NSCLC: non-small cell lung cancer; MTC: medullary thyroid carcinoma. Data Cutoff Date: March 10, 2021 Duration of Treatment TKI-Naïve (n=5): 8.9 to 51.0+ weeks TKI-Pretreated (n=9): 5.1 to 41.3+ weeks

Case 1: TKI-Naïve MTC Patient Demographics 62 years old male with sporadic metastatic MTC Post-thyroidectomy follow up evaluation showed rising tumor markers (doubling calcitonin and CEA over 2 months) and MRI revealed liver metastases Molecular Characteristics RET D631-L633delInsE Prior Treatment History None TPX-0046 Treatment Course Received TPX-0046 at 30 mg QD Best response: confirmed PR (-42% SLD); patient remained on treatment in Cycle 11 at time of data cutoff Baseline Cycle 11 11 Tumor Markers MTC: medullary thyroid carcinoma; CEA: carcinoembryonic antigen; QD: once daily; SLD: sum of longest diameter

Demographics 54-year old male with metastatic NSCLC Molecular Characteristics KIF5B-RET by NGS Prior Treatment History 1) Selpercatinib for 9 months 2) Carboplatin/ Pemetrexed/ Pembrolizumab TPX-0046 Treatment Course Received TPX-0046 at 30 mg QD Best response: SD (−27% SLD); patient remained on treatment in Cycle 11 at time of data cutoff Case 2: TKI-Pretreated NSCLC Patient NSCLC: non-small cell lung cancer; NGS: next-generation sequencing; QD: once daily; SD: stable disease; SLD: sum of longest diameter 12 Baseline Cycle 11

TPX-0046 Phase 1 Early Data Key Takeaways TPX-0046 has an encouraging emerging profile and dose evaluations are ongoing Majority of patients were heavily pretreated with nearly half of patients having received >3 prior therapies TPX-0046 was generally well tolerated. MTD was not reached with 1 DLT at 30 mg QD Among 14 efficacy evaluable patients, preliminary data show clinical activity TKI-Naïve: confirmed PRs (NSCLC and MTC) TKI-Pretreated: SDs with tumor reductions (-27% and -17%; both remained on treatment awaiting next scan) Protocol amendment planned to evaluate TPX-0046 in Phase 1 expansion cohorts 13 Data Cutoff Date: March 10, 2021

Next Steps Evaluating multiple doses and schedules to determine RP2D Modifying Phase 1 protocol to evaluate TPX-0046 in expansion cohorts in up to 75 patients: 14 Currently evaluating 30 mg QD, 2040 mg QD, and 20 mg BID dose levels* RP2D Phase 1 Dose Finding * Additional doses and/or schedules may be explored. RP2D: recommended phase 2 dose

April 5, 2021 Initial Preliminary Data from Ongoing SWORD-1 Phase 1/2 Study of TPX-0046